Exhibit 99.1

PRESS RELEASE
Financial Contact:
Robert A. Milligan
Chief Financial Officer
480.998.3478

HEALTHCARE TRUST OF AMERICA, INC. REPORTS SECOND QUARTER 2019 EARNINGS
Scottsdale, Arizona (July 23, 2019) - Healthcare Trust of America, Inc. (NYSE: HTA) (“HTA”) announced results for the three and six months ended June 30, 2019.
HTA ended Q2 2019 with net income attributable to common stockholders of $0.08 per diluted share, Normalized FFO of $0.41 per diluted share, Same-Property Cash NOI growth of 2.9% and has completed $111 million of investments to date.
Highlights
Second Quarter 2019:

•	Net Income Attributable to Common Stockholders was $16.3 million, or $0.08 per diluted share, an increase of $0.01 per diluted share, compared to Q2 2018.

•
Funds From Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), was $84.6 million, or $0.40 per diluted share, for Q2 2019. Due to the adoption of Topic 842, initial direct costs are now reported in general and administrative expenses. For Q2 2018, HTA capitalized approximately $0.9 million of initial direct costs.

•	Normalized FFO was $85.2 million, or $0.41 per diluted share, for Q2 2019.

•	Normalized Funds Available for Distribution (“FAD”) was $73.1 million for Q2 2019.

•	Same-Property Cash Net Operating Income (“NOI”) increased $3.2 million, or 2.9%, to $112.5 million, compared to Q2 2018.

•
Leasing: HTA’s portfolio had a leased rate of 91.6% by gross leasable area (“GLA”) and an occupancy rate of 90.6% by GLA for Q2 2019. During Q2 2019, HTA executed approximately 0.8 million square feet of GLA of new and renewal leases. Re-leasing spreads increased to 3.6% and tenant retention for the Same-Property portfolio was 83% by GLA for Q2 2019.

Year-to-Date 2019:

•	Net Income Attributable to Common Stockholders was $29.7 million, or $0.14 per diluted share, an increase of $0.02 per diluted share, compared to 2018.

•	FFO, as defined by NAREIT, was $167.4 million, or $0.80 per diluted share, for 2019. For 2018, HTA capitalized approximately $2.2 million of initial direct costs.

•	Normalized FFO was $168.3 million, or $0.81 per diluted share, for 2019.

•	Normalized FAD was $146.3 million for 2019.

•	Same-Property Cash NOI increased $6.3 million, or 2.9%, to $223.8 million, compared to 2018.

•
Leasing: During the six months ended June 30, 2019, HTA executed approximately 1.9 million square feet of GLA of new and renewal leases, or over 8.1%, of the total GLA of its portfolio. Re-leasing spreads increased to 4.7% and tenant retention for the Same-Property portfolio was 85% by GLA year-to-date.

Balance Sheet and Capital Markets

•
Balance Sheet: HTA ended Q2 2019 with total liquidity of $1.0 billion, inclusive of $23.2 million of cash and cash equivalents, and a $52.1 million forward equity agreement, resulting in total leverage of (i) 30.7%, measured as debt less cash and cash equivalents to total capitalization, and (ii) 5.7x, measured as debt less cash and cash equivalents to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization for real estate (“Adjusted EBITDAre”).

•
Equity: In June 2019, under its at-the-market (“ATM”) offering program, HTA entered into a forward sale arrangement in which it would issue approximately 1.8 million shares of common stock to receive anticipated net proceeds of approximately $52.1 million prior to June 2020, subject to adjustments as provided in the forward equity agreement.

Noteworthy 2019 Activities

•
Investments: To date, HTA has closed on approximately $111 million of investments totaling approximately 320,000 square feet of GLA with $74.1 million closed during Q2 2019 and $18.0 million closed subsequent to Q2 2019. These investments are primarily located in HTA’s existing key markets and acquired at average capitalization rates of 5.5%. The key acquisitions are highlighted by the following:

◦
Streeterville Center: An on-campus MOB located adjacent to Northwestern Memorial Hospital, in downtown Chicago, IL. We acquired the 72,000 square foot MOB for $40.0 million. It is approximately 98% leased and will be operated by HTA’s internal asset management platform.

◦
Charlotte MOBs: Two MOBs located in affluent Charlotte, NC suburbs for $20.3 million totaling 73,000 square feet of GLA. These include an MOB adjacent to Novant Huntersville hospital campus and a core community MOB in close proximity to Davidson College. With these acquisitions, HTA’s Charlotte, NC presence will increase to over 400,000 square feet of GLA, allowing HTA to bring its assets onto its internal asset management platform allowing HTA to expand its key health system relationships.

◦	Fairfax MOB: An MOB investment of $18.0 million closed subsequent to Q2 2019, totaling approximately 57,000 square feet of GLA and approximately 98% leased.

•
Dividends: On July 23, 2019, HTA’s Board of Directors announced an increased quarterly cash dividend of $0.315 per share of common stock and per OP Unit. The quarterly dividend is to be paid on October 10, 2019 to stockholders of record of its common stock and holders of its OP Units on October 3, 2019.

Impact of Topic 842 Leases

•
The Financial Accounting Standards Board issued Topic 842, which was effective for HTA as of January 1, 2019. Topic 842 modifies the treatment of initial direct costs, which historically under Topic 840 were capitalized in accordance with certain criteria provided for in the applicable guidance. Topic 842 also eliminates the accounting recognition of expenses paid directly by tenants and moves certain bad debt costs from expense to revenue. During the three and six months ended Q2 2018, HTA capitalized $0.9 million and $2.2 million, respectively, of initial direct costs that would now be expensed under Topic 842. In addition, for the three and six months ended Q2 2018, HTA recognized $3.4 million and $7.0 million, respectively, of tenant paid property taxes in both revenues and expenses and a nominal amount of bad debt costs recognized as expenses.

2019 Guidance
For 2019, HTA updated its earnings guidance as follows:

	Annual Expectations
	Low	to	High
Net income attributable to common stockholders per share	$0.33		$0.36

Same-Property Cash NOI	2.0%		3.0%

FFO per share, as defined by NAREIT	$1.62		$1.64

Normalized FFO per share	$1.63		$1.65

About Healthcare Trust of America, Inc.
Healthcare Trust of America, Inc. (NYSE: HTA) is the largest dedicated owner and operator of MOBs in the United States, comprising approximately 23.3 million square feet of GLA, with $6.9 billion invested primarily in MOBs. HTA provides real estate infrastructure for the integrated delivery of healthcare services in highly-desirable locations. Investments are targeted to build critical mass in 20 to 25 leading gateway markets that generally have leading university and medical institutions, which translates to superior demographics, high-quality graduates, intellectual talent and job growth. The strategic markets HTA invests in support a strong, long-term demand for quality medical office space. HTA utilizes an integrated asset management platform consisting of on-site leasing, property management, engineering and building services, and development capabilities to create complete, state of the art facilities in each market. This drives efficiencies, strong tenant and health system relationships, and strategic partnerships that result in high levels of tenant retention, rental growth and long-term value creation. Headquartered in Scottsdale, Arizona, HTA has developed a national brand with dedicated relationships at the local level.
Founded in 2006 and listed on the New York Stock Exchange in 2012, HTA has produced attractive returns for its stockholders that have outperformed the S&P 500 and US REIT index. More information about HTA can be found on the Company’s Website (www.htareit.com), Facebook, LinkedIn and Twitter.
Forward-Looking Language
This press release contains certain forward-looking statements with respect to HTA. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially and in adverse ways from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, without limitation, the following: changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry; the availability of capital; changes in interest rates; competition in the real estate industry; the supply and demand for operating properties in our proposed market areas; changes in accounting principles generally accepted in the United States of America; policies and guidelines applicable to REITs; the availability of properties to acquire; and the availability of financing. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in our 2018 Annual Report on Form 10-K and in our filings with the SEC.
Conference Call
HTA will host a conference call and webcast on Wednesday, July 24, 2019 at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time) to review its financial performance and operating results for the three and six months ended June 30, 2019.
Conference Call and Webcast Details:
Domestic Dial-In Number: (877) 507-6265
International Dial-In Number: (412) 902-6633
Canada Dial-In Number: (855) 669-9657
Webcast: www.htareit.com under the Investor Relations tab
Replay Conference Call Details:
Domestic Dial-In Number: (877) 344-7529
International Dial-In Number: (412) 317-0088
Canada Dial-In Number: (855) 669-9658
Conference ID: 10133084
Available July 24, 2019 (one hour after the end of the conference call) to August 24, 2019 at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time)

HEALTHCARE TRUST OF AMERICA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(Unaudited)

	June 30, 2019	December 31, 2018
ASSETS
Real estate investments:
Land	$492,770	$481,871
Building and improvements	5,886,129	5,787,152
Lease intangibles	598,022	599,864
Construction in progress	8,907	4,903
	6,985,828	6,873,790
Accumulated depreciation and amortization	(1,324,281)	(1,208,169)
Real estate investments, net	5,661,547	5,665,621
Investment in unconsolidated joint venture	66,731	67,172
Cash and cash equivalents	23,194	126,221
Restricted cash	5,950	7,309
Receivables and other assets, net	225,681	223,415
Right-of-use assets, net	245,495	—
Other intangibles, net	11,877	98,738
Total assets	$6,240,475	$6,188,476
LIABILITIES AND EQUITY
Liabilities:
Debt	$2,567,008	$2,541,232
Accounts payable and accrued liabilities	159,853	185,073
Security deposits, prepaid rent and other liabilities	41,241	59,567
Lease liabilities	200,842	—
Intangible liabilities, net	40,529	61,146
Total liabilities	3,009,473	2,847,018
Commitments and contingencies
Redeemable noncontrolling interests	—	6,544
Equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.01 par value; 1,000,000,000 shares authorized; 205,117,620 and 205,267,349 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	2,051	2,053
Additional paid-in capital	4,521,103	4,525,969
Accumulated other comprehensive (loss) income	(449)	307
Cumulative dividends in excess of earnings	(1,369,763)	(1,272,305)
Total stockholders’ equity	3,152,942	3,256,024
Noncontrolling interests	78,060	78,890
Total equity	3,231,002	3,334,914
Total liabilities and equity	$6,240,475	$6,188,476

HEALTHCARE TRUST OF AMERICA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Rental income	$171,609	$173,221	$340,484	$348,788
Interest and other operating income	148	111	239	205
Total revenues	171,757	173,332	340,723	348,993
Expenses:
Rental	52,938	53,553	104,406	109,575
General and administrative	10,079	8,725	21,369	17,511
Transaction	296	396	336	587
Depreciation and amortization	68,429	69,104	137,910	139,496
Interest expense	24,006	26,305	47,976	52,558
Impairment	—	—	—	4,606
Total expenses	155,748	158,083	311,997	324,333
Loss on sale of real estate, net	—	—	(37)	—
Income from unconsolidated joint venture	548	403	1,034	973
Other income	41	5	576	40
Net income	$16,598	$15,657	$30,299	$25,673
Net income attributable to noncontrolling interests	(339)	(311)	(600)	(525)
Net income attributable to common stockholders	$16,259	$15,346	$29,699	$25,148
Earnings per common share - basic:
Net income attributable to common stockholders	$0.08	$0.07	$0.14	$0.12
Earnings per common share - diluted:
Net income attributable to common stockholders	$0.08	$0.07	$0.14	$0.12
Weighted average common shares outstanding:
Basic	205,108	205,241	205,094	205,155
Diluted	209,005	209,259	209,002	209,218
Dividends declared per common share	$0.310	$0.305	$0.620	$0.610

HEALTHCARE TRUST OF AMERICA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net income	$30,299	$25,673
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	132,931	135,177
Share-based compensation expense	5,491	5,703
Impairment	—	4,606
Income from unconsolidated joint venture	(1,034)	(973)
Distributions from unconsolidated joint venture	1,335	975
Loss on sale of real estate, net	37	—
Changes in operating assets and liabilities:
Receivables and other assets, net	457	(2,956)
Accounts payable and accrued liabilities	(23,262)	(13,254)
Prepaid rent and other liabilities	2,483	1,157
Net cash provided by operating activities	148,737	156,108
Cash flows from investing activities:
Investments in real estate	(93,855)	(11,887)
Development of real estate	(4,627)	(23,861)
Proceeds from the sale of real estate	1,193	—
Capital expenditures	(37,763)	(34,110)
Collection of real estate notes receivable	365	347
Net cash used in investing activities	(134,687)	(69,511)
Cash flows from financing activities:
Borrowings on unsecured revolving credit facility	135,000	85,000
Payments on unsecured revolving credit facility	(15,000)	(85,000)
Payments on secured mortgage loans	(96,173)	(99,218)
Security deposits	—	222
Proceeds from issuance of common stock	—	72,814
Repurchase and cancellation of common stock	(12,095)	(11,553)
Dividends paid	(127,387)	(125,128)
Distributions paid to noncontrolling interest of limited partners	(2,781)	(2,689)
Net cash used in financing activities	(118,436)	(165,552)
Net change in cash, cash equivalents and restricted cash	(104,386)	(78,955)
Cash, cash equivalents and restricted cash - beginning of period	133,530	118,560
Cash, cash equivalents and restricted cash - end of period	$29,144	$39,605

HEALTHCARE TRUST OF AMERICA, INC.
NOI, CASH NOI AND SAME-PROPERTY CASH NOI
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$16,598	$15,657	$30,299	$25,673
General and administrative expenses	10,079	8,725	21,369	17,511
Transaction expenses	296	396	336	587
Depreciation and amortization expense	68,429	69,104	137,910	139,496
Impairment	—	—	—	4,606
Interest expense	24,006	26,305	47,976	52,558
Loss on sale of real estate, net	—	—	37	—
Income from unconsolidated joint venture	(548)	(403)	(1,034)	(973)
Other income	(41)	(5)	(576)	(40)
NOI	$118,819	$119,779	$236,317	$239,418
NOI percentage growth	(0.8)%		(1.3)%

NOI	$118,819	$119,779	$236,317	$239,418
Straight-line rent adjustments, net	(2,464)	(2,377)	(5,722)	(5,543)
Amortization of (below) and above market leases/leasehold interests, net and other GAAP adjustments	(357)	55	(123)	176
Notes receivable interest income	(25)	(34)	(52)	(70)
Cash NOI	$115,973	$117,423	$230,420	$233,981
Acquisitions not owned/operated for all periods presented and disposed properties Cash NOI	(1,457)	(5,002)	(2,413)	(10,216)
Redevelopment Cash NOI	(845)	(1,784)	(1,951)	(3,505)
Intended for sale Cash NOI	(1,194)	(1,317)	(2,250)	(2,706)
Same-Property Cash NOI (1)	$112,477	$109,320	$223,806	$217,554
Same-Property Cash NOI percentage growth	2.9%		2.9%

(1) Same-Property includes 408 and 407 buildings for the three and six months ended June 30, 2019 and 2018, respectively.
NOI is a non-GAAP financial measure that is defined as net income or loss (computed in accordance with GAAP) before: (i) general and administrative expenses; (ii) transaction expenses; (iii) depreciation and amortization expense; (iv) impairment; (v) interest expense and net change in fair value of derivative financial instruments; (vi) gain or loss on sales of real estate; (vii) gain or loss on extinguishment of debt; (viii) income or loss from unconsolidated joint venture; and (ix) other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the management of its properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance of real estate investment trusts (“REITs”). However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of HTA’s financial performance. NOI should be reviewed in connection with other GAAP measurements.
Cash NOI is a non-GAAP financial measure which excludes from NOI: (i) straight-line rent adjustments; (ii) amortization of below and above market leases/leasehold interests and other GAAP adjustments; and (iii) notes receivable interest income. Contractual base rent, contractual rent increases, contractual rent concessions and changes in occupancy or lease rates upon commencement and expiration of leases are a primary driver of HTA’s revenue performance. HTA believes that Cash NOI, which removes the impact of straight-line rent adjustments, provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term Cash NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. Cash NOI should be reviewed in connection with other GAAP measurements.
To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of its owned and operational properties referred to as “Same-Property”. Same-Property Cash NOI excludes (i) properties which have not been owned and operated by HTA during the entire span of all periods presented and disposed properties, (ii) HTA’s share of unconsolidated joint ventures, (iii) development, redevelopment and land parcels, (iv) properties intended for disposition in the near term which have (a) been approved by the Board of Directors, (b) are actively marketed for sale, and (c) an offer has been received at prices HTA would transact and the sales process is ongoing, and (v) certain non-routine items. Same-Property Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. Same-Property Cash NOI should be reviewed in connection with other GAAP measurements.

HEALTHCARE TRUST OF AMERICA, INC.
FFO, NORMALIZED FFO AND NORMALIZED FAD
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income attributable to common stockholders	$16,259	$15,346	$29,699	$25,148
Depreciation and amortization expense related to investments in real estate	67,846	68,585	136,772	138,441
Loss on sale of real estate, net	—	—	37	—
Impairment	—	—	—	4,606
Proportionate share of joint venture depreciation and amortization	450	463	922	814
FFO attributable to common stockholders	$84,555	$84,394	$167,430	$169,009
Transaction expenses	296	252	336	443
Noncontrolling income from OP units included in diluted shares	301	297	534	478
Other normalizing items, net	—	144	—	144
Normalized FFO attributable to common stockholders	$85,152	$85,087	$168,300	$170,074
Non-cash compensation expense	2,102	2,224	5,491	5,703
Straight-line rent adjustments, net	(2,464)	(2,377)	(5,722)	(5,543)
Amortization of (below) and above market leases/leasehold interests and corporate assets, net	325	559	657	1,310
Deferred revenue - tenant improvement related and other income	(2)	(43)	(3)	(109)
Amortization of deferred financing costs and debt discount/premium, net	1,407	1,291	2,812	2,580
Recurring capital expenditures, tenant improvements and leasing commissions	(13,402)	(14,511)	(25,264)	(25,861)
Normalized FAD attributable to common stockholders	$73,118	$72,230	$146,271	$148,154

Net income attributable to common stockholders per diluted share	$0.08	$0.07	$0.14	$0.12
FFO adjustments per diluted share, net	0.32	0.33	0.66	0.69
FFO attributable to common stockholders per diluted share	$0.40	$0.40	$0.80	$0.81
Normalized FFO adjustments per diluted share, net	0.01	0.01	0.01	0.00
Normalized FFO attributable to common stockholders per diluted share	$0.41	$0.41	$0.81	$0.81

Weighted average diluted common shares outstanding	209,005	209,259	209,002	209,218
HTA computes FFO in accordance with the current standards established by NAREIT. NAREIT defines FFO as net income or loss attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property and impairment write-downs of depreciable assets, plus depreciation and amortization related to investments in real estate, and after adjustments for unconsolidated partnerships and joint ventures. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to common stockholders.
HTA computes Normalized FFO, which excludes from FFO: (i) transaction expenses; (ii) gain or loss on extinguishment of debt; (iii) noncontrolling income or loss from OP Units included in diluted shares; and (iv) other normalizing items, which include items that are unusual and infrequent in nature. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITs and, accordingly, may not be comparable to other REITs.
HTA also computes Normalized FAD, which excludes from Normalized FFO: (i) non-cash compensation expense; (ii) straight-line rent adjustments; (iii) amortization of below and above market leases/leasehold interests and corporate assets; (iv) deferred revenue - tenant improvement related and other income; (v) amortization of deferred financing costs and debt premium/discount; and (vi) recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non-GAAP financial measure provides a meaningful supplemental measure of its operating performance. Normalized FAD should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of its financial performance, nor is it indicative of cash available to fund cash needs. Normalized FAD should be reviewed in connection with other GAAP measurements.
HTA presents these non-GAAP financial measures because it considers them important supplemental measures of its operating performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real estate values have historically risen or fallen based on market conditions, many industry investors have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. These non-GAAP financial measures should not be considered as alternatives to net income or loss attributable to common stockholders (computed in accordance with GAAP) as indicators of its financial performance. FFO and Normalized FFO is not indicative of cash available to fund cash needs. These non-GAAP financial measures should be reviewed in connection with other GAAP measurements.

HEALTHCARE TRUST OF AMERICA, INC.
NET DEBT TO ADJUSTED EBITDAre
(Unaudited and in thousands)

	Three Months Ended
	June 30, 2019
Net income	$16,598
Interest expense	24,006
Depreciation and amortization expense	68,429
Proportionate share of joint venture depreciation and amortization	450
EBITDAre	$109,483
Transaction expenses	296
Non-cash compensation expense	2,102
Pro forma impact of acquisitions	673
Adjusted EBITDAre	$112,554

Adjusted EBITDAre, annualized	$450,216

As of June 30, 2019:
Debt	$2,567,008
Less: cash and cash equivalents	23,194
Net Debt	$2,543,814

Net Debt to Adjusted EBITDAre	5.7	x
As defined by NAREIT, EBITDAre is computed as net income or loss (computed in accordance with GAAP) plus: (i) interest expense; (ii) income tax expense (not applicable to HTA); (iii) depreciation and amortization; (iv) impairment; (v) gain or loss on the sale of real estate; and (vi) and the proportionate share of joint venture depreciation and amortization.
Adjusted EBITDAre is presented on an assumed annualized basis. HTA defines Adjusted EBITDAre as EBITDAre (computed in accordance with NAREIT as defined above) plus: (i) transaction expenses; (ii) gain or loss on extinguishment of debt; (iii) non-cash compensation expense; (iv) pro forma impact of its acquisitions/dispositions; and (v) other normalizing items. HTA considers Adjusted EBITDAre an important measure because it provides additional information to allow management, investors, and its current and potential creditors to evaluate and compare its core operating results and its ability to service debt.